[GRAPHIC OMITTED]
October 10, 2001

Netgateway, Inc.
754 E. Technology Avenue
Orem, UT 84097

Attention:        Don Danks
                  Chairman of the Board of Directors and
                  Chief Executive Officer

Gentlemen:

         1. We understand that Netgateway, Inc., (the "Company") intends to pursue a merger agreement with Category 5 Technologies, Inc. ("Category 5") (collectively, the "Merger"):

         2. The purpose of this letter is to confirm the agreement (the "Agreement") through which SBI E2-Capital (USA) Ltd. ("SBI") is engaged to serve as a financial advisor ("Advisor") to the Company previous to and during the Merger.

         3. During the term of this Agreement, the Advisor will provide the Company with (1) such regular and customary advice as is reasonably requested by the Company, provided that the Advisor shall not be required to undertake duties not reasonably within the scope of the advisory service contemplated by this Agreement, and (2) a fairness opinion (the "Fairness Opinion") to be provided to the Board of Directors of the Company relative to the proposed merger. In performance of these duties, the Advisor shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Advisor's advice is not measurable in any quantitative manner, and that the Advisor shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so.

         4. In connection with our activities on your behalf, the Company agrees to cooperate with us, to furnish or cause to be furnished to us such information and data as we may reasonably request, and to give us reasonable access to the Company's officers, directors, employees, appraisers, and independent accountants. The Company represents that all information made available to SBI by the Company will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statement are made. The Company further represents and warrants that any projections provided by it to SBI will have been prepared in good faith and will be based on assumption which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, SBI will be using and relying on the Information (and information available from public sources and other sources deemed reliable by SBI) without independent verification thereof by SBI, and SBI does not assume responsibility for the accuracy or completeness of the information or any other information regarding the Company or the Engagement.


         5. For our services in connection with serving as Advisor, the Company shall pay, or cause to be paid, to SBI a fee equal to two percent (2%) of the Merger transaction value of $37,500,000. The fee shall be paid to us as follows:

              (a) An aggregate cash fee of $150,000.00. This fee shall be payable to SBI E2-Capital upon delivery of the Fairness Opinion.

              (b) 2,333,333 shares of common stock of the Company to be issued in the name of SBI E2-Capital or its designees, free of restrictive legend or any encumbrance. The shares shall be issued upon execution of the definitive merger agreement.


         6. If (i) the Merger is not consummated within six months of the date of this letter or (ii) the form of consideration to be offered in the Merger is materially changed, SBI's continuation of its engagement hereunder shall be subject to additional compensation to be mutually agreed upon.

         7. In addition to the fees described in paragraph 5 above, the Company agrees to promptly reimburse SBI, upon request from time to time, for all out-of-pocket expenses incurred by SBI, (including, without limitation, fees and expenses of counsel, and other consultants and advisors retained by SBI) in connection with the matters contemplated by this Agreement.

         8. The Company agrees to indemnify SBI in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement which Indemnification Provisions are incorporated herein and made a part hereof.

         9. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and then successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

         10. Either party hereto may terminate this Agreement at any time upon 30 days prior written notice, without liability or continuing obligation, except as set forth in the following sentence. Neither termination nor completion of this assignment shall effect: (i) any compensation earned by SBI up to the date of termination or completion, as the case may be, (ii) any compensation to be earned after termination pursuant to paragraph 5 hereof, (iii) the reimbursement of expenses incurred by SBI up to the date of termination or completion, as the case may be, (iv) the provisions or paragraphs 5 through 12 of this Agreement and (v) the Indemnification Provisions hereof which are incorporated herein, all of which shall remain operatable and in full force and effect.

         11. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to agreements made and to be fully performed therein.

         12. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended, except in wring signed by the parties hereto.

         If the above terms are in accordance with your understanding, please sign the enclosed copy of this letter and return it to us.

                         Very truly yours,

                         SBI E2-CAPITAL (USA) LTD.


                         By: _________________________________
                               Name:       Shelly Singhal
                               Title:      Managing Director and
                                                   Executive Vice President

Confirmed and Agreed to this
_____ day of October, 2001:

NETGATEWAY, INC.


By:  ___________________________
       Name:
       Title:

                           INDEMNIFICATION PROVISIONS



         The Company (as such term is defined below) agrees to indemnify and hold harmless SBI against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof and any legal and other costs, expenses, and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which SBI is a party) directly or indirectly caused by, relating to, based upon, arising out of, our in connection with (a) SBI's acting for the Company [and/or the Special Committee], including without limitation, any act or omission by SBI in connection with its acceptance of or the performance or nonperformance of its obligations under the agreement, between SBI and Netgateway, Inc., as it may be amended from time to time (the "Agreement"), (b) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, any information furnished by the Company to SBI, or (c) any Merger (as such term is defined in the Agreement), however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, or judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of SBI. The Company also agrees that SBI shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for, or in connection with, the engagement of SBI, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from SBI's willful misconduct.

         These indemnification provisions shall be in addition to any liability which the Company may otherwise have to SBI or the persons indemnified below in this sentence and shall extend to the following: SBI, its affiliated entities, directors, officers, employees, legal counsel, agents, and controlling persons of SBI within the meaning of the federal securities laws. All references to SBI in this Indemnification Agreement shall be understood to include any and all of the foregoing.

         If any action, suit, proceeding, or investigation is commenced, as to which SBI proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by SBI to notify the Company shall not relieve the Company of its obligations hereunder. SBI shall have the right to retain counsel of its own choice to represent it, and the Company shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses, and disbursements of each such counsel; and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against SBI made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of SBI, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement compromise or consent includes, as an unconditional term thereof, the giving by the claimant to SBI of an unconditional release from all liability in respect of such claim in respect of such claim.

         In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made, but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and SBI, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and SBI, on the other hand, and also the relative fault of the Company on the one hand, and SBI on the other hand, in connection with the statements, acts, or omissions which resulted in such loses claim, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, SBI shall not be obligated to contribute any amount hereunder that excess the amount of fees previously received by SBI pursuant to the Agreement.

         Neither termination nor completion of the engagement of SBI referred to above shall affect these indemnification provisions which shall then remain operative and in full force and effect.